Exhibit No. 10.8

AMENDMENT NO. 2

EMPLOYMENT AGREEMENT

This Amendment to the Employment Agreement, (this “Amendment”) is made and entered into as of the 27th day of March 2024 (the “Amendment Effective Date”), by and between Safe Pro Group Inc., a Delaware corporation (the “Corporation”), and Theresa Carlise (the “Employee”).

RECITALS

WHEREAS, the Corporation and Employee entered into an employment agreement dated June 22, 2023 (“Employment Agreement”); and

WHEREAS, on November 1, 2023, the Corporation entered into Amendment No. 1 to modify certain terms of the Employment Agreement from $5,000 per month from the Execution Date and for a period of six months (the “Initial Payment Period”), to $10,000 per month from the execution date, which shall accrue monthly and be payable upon listing on Nasdaq or other National Market System exchange or at such time after the effective date hereof that the Company has raised at least $750,000, whichever is earlier.

WHEREAS, the Corporation and Employee desire to enter into this Amendment No. 2 to modify certain terms of the Employment Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows, pending Compensation Committee approval:

AMENDMENTS.

1.	Section 2 of the Employment Agreement is hereby amended to read as follows:

Duties. The Employee shall serve as Chief Financial Officer and Treasurer, with such duties, responsibilities, and authority as are commensurate and consistent with her position, as may be, from time to time, assigned by the Chief Executive Officer (the “CEO”) of the Corporation

2.	Section 3 of the Employment Agreement is hereby amended to read as follows:

Term of Employment. The term of the Employee’s employment hereunder, unless sooner terminated as provided herein (the “Initial Term”), shall be for a period of two (2) years commencing on the Effective Date. Upon listing on Nasdaq or other National Market System exchange, the term of this agreement will automatically be amended to re-commence a new three (3) year term, from the listing date thereof, (“Amended Renewal Term”). The term of this Agreement shall automatically be extended for three additional terms of one (1) year each (each a “Renewal Term”) unless either party gives prior written notice of non-renewal to the other party no later than thirty (30) days prior to the expiration of the Initial Term (“Non-Renewal Notice”), or the then current Renewal Term or Amended Renewal Term, as the case may be. For purposes of this Agreement, the Initial Term, Amended Renewal Term and any Renewal Term are hereinafter collectively referred to as the “Term.”

3.	Section 4(a)(ii) and 4(a)(iii) of the Employment Agreement is hereby amended to read as follows:

(i) $12,500 per month from the Execution Date and for a period of six months (the “Initial Payment Period”), which shall accrue monthly and be payable upon listing on Nasdaq or other National Market System exchange, whichever is earlier”.

(ii) Beginning January 22, 2024, $ 10,000 payable semi-monthly less applicable taxes on the Company’s regular payroll processing schedule and the remaining $2,500 per month to be accrued and payable at such time the Company becomes effective on a National Market Exchange.”

4.	Other Terms Unchanged. The Employment Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed.

5.	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first written above.

SAFE PRO GROUP INC.

By:	/s/ Dan Erdberg
Name:	Dan Erdberg
Title:	Chief Executive Officer
Date:	3/27/2024

EMPLOYEE:

By:	/s/ Theresa Carlise
Name:	Theresa Carlise
Date:	3/27/2024